TERM NOTE

                                                         As of November 29, 2000

$600,000.00

FOR VALUE RECEIVED, the undersigned, COFFEE HOLDING CO., INC., a New York corporation (the "Borrower") promises to pay to the order of WELLS FARGO
BUSINESS CREDIT, INC. (the "Lender"), at its office located at 119 West 40th Street, New York, New York 10018-2500, in lawful money of the United States of America and in immediately available funds, the principal amount of SIX HUNDRED THOUSAND DOLLARS, ($600,000.00) in sixty (60) equal and consecutive monthly installments of $10,000 each, payable on the first day of each month, commencing January 1, 2001, provided, however, that the entire unpaid balance of this Term Note shall be due and payable in full on the Maturity Date, as defined in the Loan Agreement, as hereinafter defined.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rate specified in paragraph 3 (b) of Schedule A to the Loan and Security Agreement dated as of November 21, 1997 (as amended from time to time, the "Loan Agreement") between the Borrower and the Lender, as assignee of Banc of America Commercial Finance Corporation, f/k/a NationsCredit Commercial Corporation. All capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement, unless otherwise defined herein.

If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Term Note evidences the Term Loan made under the Loan Agreement by the Lender to the Borrower and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. The Borrower acknowledges that (i) a portion of the proceeds of such Term Loan has been disbursed to the Borrower prior to the date hereof, (ii) $408,000 of the proceeds of such Term Loan is being disbursed to the Borrower concurrently with its execution of this Term Note, and (iii) this Term Note evidences the consolidation of the unpaid principal balance of prior Equipment Advances made to the Borrower and a new Equipment Advance being made to the Borrower concurrently with its execution of this Term Note.

Upon the occurrence of any Event of Default specified in the Loan Agreement or upon termination of the Loan Agreement, all amounts then remaining unpaid on this Term Note may become, or be declared to be, immediately due and payable as provided in the Loan Agreement.

                                          COFFEE HOLDING CO., INC.

                                          By: /s/ Andrew Gordon
                                              -------------------------------
                                              Name: Andrew Gordon
                                              Title: President/CEO